Exhibit 32.1

SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

I, Reed Hastings, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of Netflix, Inc. for the quarterly period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report fairly presents in all material respects the financial condition and results of operations of Netflix, Inc.

A signed original of this written statement required by Section 906 has been provided to Netflix, Inc. and will be retained by Netflix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: July 30, 2003	By:	/s/ REED HASTINGS
Reed Hastings Chief Executive Officer

I, Barry McCarthy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q of Netflix, Inc. for the quarterly period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report fairly presents in all material respects the financial condition and results of operations of Netflix, Inc.

A signed original of this written statement required by Section 906 has been provided to Netflix, Inc. and will be retained by Netflix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: July 30, 2003	By:	/s/ BARRY MCCARTHY
Barry McCarthy Chief Financial Officer